Earnings Release

Mastercard Incorporated Reports Fourth-Quarter and Full-Year 2020 Financial Results

•Fourth-quarter net income of $1.8 billion, or diluted earnings per share (EPS) of $1.78
•Fourth-quarter adjusted net income of $1.6 billion, or adjusted diluted EPS of $1.64
•Fourth-quarter net revenue of $4.1 billion, a decrease of 7%, on both an as reported and a currency-neutral basis
•Fourth-quarter gross dollar volume up 1% and purchase volume up 3%
Purchase, NY - January 28, 2021 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth-quarter and full-year 2020.
“The momentum we bring into 2021 reflects how our employees stepped up to the challenges of last year. Our payments solutions, services and insights supported our customers and consumers as they navigated through the pandemic,” said Michael Miebach, Mastercard CEO. “During the quarter, we expanded key partnerships around the globe and our acquisition of Finicity added to our Open Banking portfolio. We are encouraged by the availability of effective vaccines, and we remain focused on the innovations that will enrich the digital experience, strengthen security and trust, and enable choice through our multi-rail platform, all of which position us well for the future.”
Quarterly Results

Fourth-Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q4 2020	Q4 2019	Reported GAAP	Currency-neutral
Net revenue	$4.1	$4.4	(7)%	(7)%
Operating expenses	$2.1	$2.0	2%	2%
Operating income	$2.1	$2.4	(14)%	(14)%
Operating margin	49.9%	54.4%	(4.4) ppt	(4.3) ppt
Effective income tax rate	17.6%	15.1%	2.5 ppt	2.4 ppt
Net income	$1.8	$2.1	(15)%	(15)%
Diluted EPS	$1.78	$2.07	(14)%	(14)%

Key Fourth-Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q4 2020	Q4 2019	As adjusted	Currency-neutral
Net revenue	$4.1	$4.4	(7)%	(7)%
Adjusted operating expenses	$2.0	$2.0	—%	—%
Adjusted operating margin	51.0%	54.4%	(3.3) ppt	(3.2) ppt
Adj. effective income tax rate	17.5%	15.9%	1.5 ppt	1.5 ppt
Adjusted net income	$1.6	$2.0	(17)%	(17)%
Adjusted diluted EPS	$1.64	$1.96	(16)%	(16)%
1. The Key Fourth-Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Fourth-Quarter Special Items”) and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q4 2020 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched transactions[2]
(local currency basis)	(local currency basis)
up 1%	down 29%	up 4%
2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods.

The following additional details are provided to aid in understanding Mastercard’s fourth-quarter 2020 results, versus the year-ago period:
•Net revenue decreased 7%, on both an as reported and a currency-neutral basis, which reflects the impacts of COVID-19 and includes a 1 percentage point benefit from acquisitions. The decline was driven by the impact of the following factors:
◦Cross-border volume decline of 29% on a local currency basis.
◦Rebates and incentives were flat, but grew 1% on a currency-neutral basis.
◦These decreases to net revenue were partially offset by:
◦Gross dollar volume growth of 1%, on a local currency basis, to $1.7 trillion.
◦Switched transactions growth of 4%.
◦Other revenues growth of 16%, or 17% on a currency-neutral basis. This includes a 1 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•Total operating expenses increased 2%. Excluding the impact of Fourth-Quarter Special Items, adjusted operating expenses were flat on both an as adjusted and a currency-neutral basis. This includes 3 percentage points of growth from acquisitions. Excluding acquisitions, expenses decreased 3% primarily related to lower advertising and marketing, travel and professional fee spend.
•Other income (expense) was favorable $34 million versus the year-ago period, primarily due to higher net unrealized gains recorded on equity investments in the current period versus the prior period. Excluding this activity, adjusted other income (expense) was unfavorable by $67 million versus the year-ago period, primarily due to increased interest expense related to debt issuances in the current year and lower investment income.
•The effective tax rate for the fourth quarter of 2020 was 17.6%, versus 15.1% for the comparable period in 2019. The adjusted effective tax rate for the fourth quarter of 2020 was 17.5%, versus 15.9% for the comparable period in 2019, primarily due to the company’s geographic mix of earnings.
•As of December 31, 2020, the company’s customers had issued 2.8 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the fourth quarter of 2020, Mastercard repurchased approximately 3.1 million shares at a cost of $1.0 billion and paid $399 million in dividends. Quarter-to-date through January 26, the company repurchased approximately 1.0 million shares at a cost of $356 million, which leaves $9.5 billion remaining under the current repurchase program authorizations.

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Full-Year Results

Full-Year Operating Results			Increase / (decrease)
$ in billions, except per share data	2020	2019	Reported GAAP	Currency-neutral
Net revenue	$15.3	$16.9	(9)%	(8)%
Operating expenses	$7.2	$7.2	—%	1%
Operating income	$8.1	$9.7	(16)%	(15)%
Operating margin	52.8%	57.2%	(4.4) ppt	(4.1) ppt
Effective income tax rate	17.4%	16.6%	0.8 ppt	1.0 ppt
Net income	$6.4	$8.1	(21)%	(20)%
Diluted EPS	$6.37	$7.94	(20)%	(19)%

Key Full-Year Non-GAAP Results [1]			Increase / (decrease)
$ in billions, except per share data	2020	2019	As adjusted	Currency-neutral
Net revenue	$15.3	$16.9	(9)%	(8)%
Adjusted operating expenses	$7.1	$7.2	(1)%	(1)%
Adjusted operating margin	53.3%	57.2%	(4.0) ppt	(3.7) ppt
Adj. effective income tax rate	17.2%	17.0%	0.2 ppt	0.3 ppt
Adjusted net income	$6.5	$7.9	(19)%	(17)%
Adjusted diluted EPS	$6.43	$7.77	(17)%	(16)%
1. The Key Full-Year Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Full-Year Special Items”) and/or currency. See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Full-Year 2020 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched Transactions[2]
(local currency basis)	(local currency basis)
flat	down 29%	up 3%
2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods.
The following additional details are provided to aid in understanding Mastercard’s full-year 2020 results, versus the year-ago period:
•Net revenue decreased 9%, or 8% on a currency-neutral basis, which reflects the impacts of COVID-19 and includes a 1 percentage point benefit from acquisitions. Gross dollar volume of $6.3 trillion was flat on a local currency basis. The net revenue decline was driven by the impact of the following factors:
◦Cross-border volume decline of 29% on a local currency basis.
◦Rebates and incentives growth of 3%, or 4% on a currency-neutral basis, primarily due to new and renewed deals.
◦These decreases to net revenue were partially offset by:
▪Switched transactions growth of 3%.
▪Other revenues growth of 14%, or 15% on a currency-neutral basis. This includes a 3 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.

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•Total operating expenses were flat. Excluding the impact of Full-Year Special Items, adjusted operating expenses decreased 1%, on both an as adjusted and a currency-neutral basis. This decrease includes 4 percentage points of growth from acquisitions. Excluding acquisitions, expenses decreased 5% primarily related to lower advertising and marketing, travel and professional fee spend, partially offset by higher personnel costs to support the company’s continued investment in its strategic initiatives.
•Other income (expense) was unfavorable $388 million versus the year-ago period, in part due to lower net unrealized gains recorded on equity investments in the current period versus the prior period. Excluding this activity, adjusted other income (expense) was unfavorable by $251 million versus the year-ago period, primarily due to increased interest expense related to recent debt issuances and lower investment income.
•The effective tax rate for 2020 was 17.4%, versus 16.6% in 2019. The adjusted effective tax rate for 2020 was 17.2%, versus 17.0% in 2019, primarily due to a discrete tax benefit related to a favorable court ruling in 2019.
Return of Capital to Shareholders
For the full year 2020, Mastercard repurchased approximately 14.3 million shares at a cost of $4.5 billion and paid $1.6 billion in dividends.
Fourth-Quarter and Full-Year 2020 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its fourth-quarter and full-year 2020 results. The dial-in information for this call is 833-714-0894 (within the U.S.) and 778-560-2664 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 5773008.

A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

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•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption; account-based payment systems and issuer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating real-time account-based payment system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation), merchants and governments
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•the impact of the coronavirus (COVID-19) outbreak and measures taken in response to the outbreak
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard Incorporated
Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.

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Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Gina Accordino	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in millions, except per share data)
Net Revenue	$4,120	$4,414	$15,301	$16,883
Operating Expenses
General and administrative	1,625	1,579	5,910	5,763
Advertising and marketing	242	290	657	934
Depreciation and amortization	150	146	580	522
Provision for litigation	45	—	73	—
Total operating expenses	2,062	2,015	7,220	7,219
Operating income	2,058	2,399	8,081	9,664
Other Income (Expense)
Investment income	(3)	20	24	97
Gains (losses) on equity investments, net	220	119	30	167
Interest expense	(105)	(64)	(380)	(224)
Other income (expense), net	(2)	1	5	27
Total other income (expense)	110	76	(321)	67
Income before income taxes	2,168	2,475	7,760	9,731
Income tax expense	383	375	1,349	1,613
Net Income	$1,785	$2,100	$6,411	$8,118

Basic Earnings per Share	$1.79	$2.08	$6.40	$7.98
Basic weighted-average shares outstanding	996	1,008	1,002	1,017
Diluted Earnings per Share	$1.78	$2.07	$6.37	$7.94
Diluted weighted-average shares outstanding	1,001	1,013	1,006	1,022

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Consolidated Balance Sheet (Unaudited)
	December 31, 2020	December 31, 2019
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$10,113	$6,988
Restricted cash for litigation settlement	586	584
Investments	483	688
Accounts receivable	2,646	2,514
Settlement due from customers	1,706	2,995
Restricted security deposits held for customers	1,696	1,370
Prepaid expenses and other current assets	1,883	1,763
Total current assets	19,113	16,902
Property, equipment and right-of-use assets, net	1,902	1,828
Deferred income taxes	491	543
Goodwill	4,960	4,021
Other intangible assets, net	1,753	1,417
Other assets	5,365	4,525
Total Assets	$33,584	$29,236

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$527	$489
Settlement due to customers	1,475	2,714
Restricted security deposits held for customers	1,696	1,370
Accrued litigation	842	914
Accrued expenses	5,430	5,489
Current portion of long-term debt	649	—
Other current liabilities	1,228	928
Total current liabilities	11,847	11,904
Long-term debt	12,023	8,527
Deferred income taxes	86	85
Other liabilities	3,111	2,729
Total Liabilities	27,067	23,245

Commitments and Contingencies

Redeemable Non-controlling Interests	29	74

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1396 and 1,391 shares issued and 987 and 996 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 and 11 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	4,982	4,787
Class A treasury stock, at cost, 409 and 395 shares, respectively	(36,658)	(32,205)
Retained earnings	38,747	33,984
Accumulated other comprehensive income (loss)	(680)	(673)
Mastercard Incorporated Stockholders' Equity	6,391	5,893
Non-controlling interests	97	24
Total Equity	6,488	5,917
Total Liabilities, Redeemable Non-controlling Interests and Equity	$33,584	$29,236

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Consolidated Statement of Cash Flows (Unaudited)
	For the Years Ended December 31,
	2020	2019
	(in millions)
Operating Activities
Net income	$6,411	$8,118
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	1,072	1,141
Depreciation and amortization	580	522
(Gains) losses on equity investments, net	(30)	(167)
Share-based compensation	254	250
Deferred income taxes	73	(7)
Other	14	24
Changes in operating assets and liabilities:
Accounts receivable	(86)	(246)
Income taxes receivable	(2)	(202)
Settlement due from customers	1,288	(444)
Prepaid expenses	(1,552)	(1,661)
Accrued litigation and legal settlements	(73)	(662)
Restricted security deposits held for customers	326	290
Accounts payable	26	(42)
Settlement due to customers	(1,242)	477
Accrued expenses	(114)	657
Long-term taxes payable	(37)	2
Net change in other assets and liabilities	316	133
Net cash provided by operating activities	7,224	8,183
Investing Activities
Purchases of investment securities available-for-sale	(220)	(643)
Purchases of investments held-to-maturity	(198)	(215)
Proceeds from sales of investment securities available-for-sale	361	1,098
Proceeds from maturities of investment securities available-for-sale	140	376
Proceeds from maturities of investments held-to-maturity	121	383
Purchases of property and equipment	(339)	(422)
Capitalized software	(369)	(306)
Purchases of equity investments	(214)	(467)
Acquisition of businesses, net of cash acquired	(989)	(1,440)
Settlement of interest rate derivative contracts	(175)	—
Other investing activities	3	(4)
Net cash used in investing activities	(1,879)	(1,640)
Financing Activities
Purchases of treasury stock	(4,473)	(6,497)
Dividends paid	(1,605)	(1,345)
Proceeds from debt, net	3,959	2,724
Payment of debt	—	(500)
Acquisition of redeemable non-controlling interests	(49)	—
Contingent consideration paid	—	(199)
Tax withholdings related to share-based payments	(150)	(161)
Cash proceeds from exercise of stock options	97	126
Other financing activities	69	(15)
Net cash used in financing activities	(2,152)	(5,867)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	257	(44)
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	3,450	632
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	8,969	8,337
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$12,419	$8,969

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which primarily includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended December 31, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,062	49.9%	$110	17.6%	$1,785	$1.78
(Gains) losses on equity investments [1]	**	**	(220)	0.2%	(186)	(0.19)
Litigation provisions [2]	(45)	1.1	**	(0.4)%	45	0.04
Non-GAAP	$2,018	51.0%	$(110)	17.5%	$1,644	$1.64

	Three Months Ended December 31, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,015	54.4%	$76	15.1%	$2,100	$2.07
(Gains) losses on equity investments [1]	**	**	(119)	(0.4)%	(92)	(0.09)
Tax Act [3]	**	**	**	1.2%	(27)	(0.03)
Non-GAAP	$2,015	54.4%	$(43)	15.9%	$1,981	$1.96

	Three Months Ended December 31, 2020 as compared to the Three Months Ended December 31, 2019
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	(7)%	2%	(4.4) ppt	2.5 ppt	(15)%	(14)%
(Gains) losses on equity investments [1]	**	**	**	0.6 ppt	(5)%	(6)%
Litigation provisions [2]	**	(2)%	1.1 ppt	(0.4) ppt	2%	2%
Tax Act [3]	**	**	**	(1.2) ppt	1%	1%
Non-GAAP	(7)%	—%	(3.3) ppt	1.5 ppt	(17)%	(16)%
Currency impact [4]	—%	—%	0.1 ppt	(0.1) ppt	—%	—%
Non-GAAP - currency-neutral	(7)%	—%	(3.2) ppt	1.5 ppt	(17)%	(16)%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Q4’20 and Q4’19, net gains of $220 million and $119 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Fourth-Quarter Special Items
2. Q4’20 pre-tax charges of $45 million related to an ongoing confidential legal matter associated with the company’s prepaid cards in the U.K. This matter relates to the company’s historical business and has no impact on current or on-going operations.
3. Q4’19 tax benefit of $27 million related to additional foreign tax credits which can be carried back under the transition rules contained in the final foreign tax credit regulations issued in 2019.
Other Notes
4. Represents the translational and transactional impact of currency.

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Non-GAAP Reconciliations (YTD)
	Twelve Months Ended December 31, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$7,220	52.8%	$(321)	17.4%	$6,411	$6.37
(Gains) losses on equity investments [1]	**	**	(30)	(0.1)%	(15)	(0.01)
Litigation provisions [2]	(73)	0.5%	**	(0.1)%	67	0.07
Non-GAAP	$7,147	53.3%	$(351)	17.2%	$6,463	$6.43

	Twelve Months Ended December 31, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$7,219	57.2%	$67	16.6%	$8,118	$7.94
(Gains) losses on equity investments [1]	**	**	(167)	(0.2)%	(124)	(0.12)
Tax act [3]	**	**	**	0.6%	(57)	(0.06)
Non-GAAP	$7,219	57.2%	$(100)	17.0%	$7,937	$7.77

	Twelve Months Ended December 31, 2020 as compared to the Twelve Months Ended December 31, 2019
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	(9)%	—%	(4.4) ppt	0.8 ppt	(21)%	(20)%
(Gains) losses on equity investments [1]	**	**	**	— ppt	1%	1%
Litigation provisions [2]	**	(1)%	0.5 ppt	(0.1) ppt	1%	1%
Tax act [3]	**	**	**	(0.6) ppt	1%	1%
Non-GAAP	(9)%	(1)%	(4.0) ppt	0.2 ppt	(19)%	(17)%
Currency impact [4]	1%	—%	0.3 ppt	0.2 ppt	1%	1%
Non-GAAP - currency-neutral	(8)%	(1)%	(3.7) ppt	0.3 ppt	(17)%	(16)%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Full-Year 2020 and 2019, net gains of $30 million and $167 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Full-Year Special Items
2. Full-Year 2020 pre-tax charges of $73 million related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants and an ongoing confidential legal matter associated with the company’s prepaid cards in the U.K. This legal matter relates to the company’s historical business and has no impact on current or on-going operations.
3. Full-Year 2019 net tax benefit of $57 million included a $30 million benefit related to a reduction to the 2017 one-time deemed repatriation tax on accumulated foreign earnings resulting from final tax regulations issued in 2019 and a $27 million benefit related to additional foreign tax credits which can be carried back under transition rules.
Other Notes
4. Represents the translational and transactional impact of currency.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended December 31, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$530	2.0%	(0.5)%	$363	0.7%	7,364	6.5%	$167	(2.9)%	1,661	884
Canada	49	0.5%	(0.7)%	47	(0.6)%	728	(3.3)%	2	(3.1)%	5	63
Europe	533	0.2%	1.2%	368	3.2%	11,725	8.7%	165	(2.9)%	999	651
Latin America	108	(12.3)%	0.3%	71	7.0%	3,176	3.0%	36	(10.8)%	280	234
Worldwide less United States	1,220	(0.3)%	0.3%	850	2.2%	22,993	6.7%	369	(3.8)%	2,945	1,832
United States	527	3.9%	3.9%	471	4.9%	7,980	1.0%	57	(3.4)%	295	502
Worldwide	1,747	1.0%	1.4%	1,321	3.1%	30,973	5.2%	426	(3.7)%	3,240	2,334
Mastercard Credit and Charge Programs
Worldwide less United States	560	(6.8)%	(6.8)%	524	(6.2)%	10,609	0.7%	36	(15.2)%	156	721
United States	237	(6.8)%	(6.8)%	232	(5.0)%	2,621	(6.1)%	5	(50.0)%	6	246
Worldwide	796	(6.8)%	(6.8)%	756	(5.8)%	13,230	(0.7)%	41	(21.9)%	163	966
Mastercard Debit Programs
Worldwide less United States	660	6.0%	7.3%	326	19.4%	12,384	12.5%	334	(2.3)%	2,789	1,112
United States	291	14.6%	14.6%	239	16.6%	5,358	4.9%	52	6.2%	289	257
Worldwide	950	8.5%	9.4%	565	18.2%	17,743	10.1%	385	(1.3)%	3,078	1,368

	For the 12 Months Ended December 31, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,892	(2.9)%	(2.0)%	$1,285	(0.8)%	26,395	4.5%	$608	(4.4)%	6,287	884
Canada	173	(4.2)%	(3.2)%	166	(3.6)%	2,674	(5.2)%	8	5.7%	18	63
Europe	1,915	(1.6)%	0.7%	1,300	1.5%	42,699	9.7%	614	(1.0)%	3,965	651
Latin America	376	(16.6)%	(2.4)%	248	2.8%	11,181	(0.2)%	128	(11.1)%	1,032	234
Worldwide less United States	4,356	(3.8)%	(0.9)%	2,999	0.3%	82,949	6.1%	1,357	(3.6)%	11,302	1,832
United States	1,981	2.3%	2.3%	1,745	2.6%	30,098	—%	237	(0.1)%	1,206	502
Worldwide	6,337	(2.0)%	0.1%	4,743	1.1%	113,047	4.4%	1,594	(3.1)%	12,508	2,334
Mastercard Credit and Charge Programs
Worldwide less United States	2,046	(9.7)%	(7.1)%	1,906	(6.9)%	38,763	(0.3)%	140	(9.6)%	625	721
United States	861	(9.2)%	(9.2)%	837	(7.9)%	9,537	(7.3)%	24	(38.8)%	25	246
Worldwide	2,906	(9.6)%	(7.7)%	2,743	(7.2)%	48,300	(1.7)%	164	(15.4)%	650	966
Mastercard Debit Programs
Worldwide less United States	2,310	2.2%	5.3%	1,093	16.0%	44,186	12.4%	1,217	(2.8)%	10,677	1,112
United States	1,121	13.2%	13.2%	908	14.6%	20,561	3.7%	213	7.5%	1,181	257
Worldwide	3,431	5.6%	7.7%	2,001	15.4%	64,747	9.5%	1,430	(1.4)%	11,858	1,368

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended December 31, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$519	11.1%	11.8%	$347	10.7%	6,917	19.3%	$173	14.1%	1,819	831
Canada	49	5.2%	5.1%	47	5.5%	753	7.8%	2	(3.8)%	6	62
Europe	532	16.1%	17.4%	355	18.5%	10,789	28.3%	177	15.2%	1,225	595
Latin America	123	10.8%	14.6%	79	19.3%	3,084	21.9%	43	6.8%	320	210
Worldwide less United States	1,223	12.9%	14.2%	828	14.4%	21,542	23.6%	395	13.6%	3,369	1,698
United States	507	9.0%	9.0%	449	10.0%	7,902	9.1%	59	2.0%	322	475
Worldwide	1,730	11.8%	12.6%	1,277	12.8%	29,445	19.3%	453	12.0%	3,692	2,173
Mastercard Credit and Charge Programs
Worldwide less United States	601	7.2%	9.2%	558	9.3%	10,536	16.9%	43	7.9%	197	697
United States	254	11.4%	11.4%	244	11.4%	2,793	12.4%	10	13.4%	9	242
Worldwide	855	8.5%	9.8%	801	9.9%	13,329	15.9%	53	8.9%	206	939
Mastercard Debit Programs
Worldwide less United States	622	19.0%	19.4%	271	26.7%	11,006	30.7%	351	14.4%	3,172	1,001
United States	254	6.7%	6.7%	205	8.5%	5,109	7.4%	49	—%	313	233
Worldwide	876	15.2%	15.4%	476	18.1%	16,116	22.3%	400	12.4%	3,486	1,234

	For the 12 Months ended December 31, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,949	8.4%	11.9%	$1,301	10.4%	25,248	19.8%	$648	15.2%	6,876	831
Canada	181	4.5%	6.9%	173	7.1%	2,821	11.1%	7	2.1%	22	62
Europe	1,947	12.0%	18.3%	1,300	19.8%	38,906	29.8%	647	15.4%	4,636	595
Latin America	451	9.3%	15.4%	292	20.0%	11,201	23.4%	159	7.9%	1,192	210
Worldwide less United States	4,527	9.9%	14.7%	3,066	14.9%	78,176	24.7%	1,461	14.3%	12,726	1,698
United States	1,937	9.5%	9.5%	1,701	10.7%	30,111	9.9%	237	1.6%	1,318	475
Worldwide	6,464	9.8%	13.1%	4,767	13.4%	108,287	20.2%	1,698	12.4%	14,044	2,173
Mastercard Credit and Charge Programs
Worldwide less United States	2,267	4.6%	9.7%	2,106	10.0%	38,860	17.9%	161	5.9%	744	697
United States	947	12.0%	12.0%	909	12.1%	10,287	13.4%	38	8.7%	36	242
Worldwide	3,214	6.7%	10.3%	3,014	10.6%	49,147	16.9%	200	6.4%	779	939
Mastercard Debit Programs
Worldwide less United States	2,260	15.7%	20.2%	960	27.3%	39,316	32.4%	1,300	15.5%	11,983	1,001
United States	990	7.3%	7.3%	792	9.2%	19,824	8.2%	198	0.4%	1,282	233
Worldwide	3,250	13.0%	16.0%	1,752	18.4%	59,140	23.2%	1,498	13.2%	13,264	1,234

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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